EXHIBIT 4.3


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                                 MASCOTECH, INC.


                                       AND


                  BANK ONE TRUST COMPANY, N.A. (as successor in
                interest to THE FIRST NATIONAL BANK OF CHICAGO),
                                     Trustee



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                          Second Supplemental Indenture

                          Dated as of November 28, 2000
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                    Indenture, Dated as of November 1, 1986,
        as supplemented and amended by the First Supplemental Indenture,
                           Dated as of August 5, 1994
                           Between MascoTech, Inc. and
       The First National Bank of Chicago, as successor Trustee to Morgan
                      Guaranty Trust Company of New York,
           Relating to the 4 1/2% Convertible Subordinated Debentures
                                    Due 2003



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                          SECOND SUPPLEMENTAL INDENTURE


     SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental Indenture"), dated as of November 28, 2000, between MascoTech, Inc., a Delaware corporation (the "Company"), having its principal office at 21001 Van Born Road, Taylor, Michigan 48180, and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), a national banking association as Trustee (the "Trustee").


                                    RECITALS


     WHEREAS, the Company, formerly known as Masco Industries, Inc., heretofore executed and delivered an Indenture, dated as of November 1, 1986 and a Supplemental Indenture, dated as of August 5, 1994 (together, the "Indenture") with the Trustee (capitalized terms used but not otherwise defined in this Second Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture); and


     WHEREAS, pursuant to the Indenture, the Company issued and the Trustee authenticated and delivered $345,000,000 aggregate principal amount of the Company's 4 1/2% Convertible Subordinated Debentures Due 2003 (the "Convertible Securities"); and


     WHEREAS, the Company has entered into a Recapitalization Agreement dated as of August 1, 2000, between the Company and Riverside Company LLC, a Delaware limited liability company ("Riverside"), as amended (the "Recapitalization Agreement"), pursuant to which Riverside will merge with and into the Company (the "Merger") with the Company continuing as the surviving corporation (the "Surviving Corporation"); and

     WHEREAS, pursuant to the Recapitalization Agreement, on the date of the Merger, each issued and outstanding share of common stock of the Company (other than (x) shares constituting Restricted Stock (as defined in the Recapitalization Agreement), (y) dissenting shares and (z) shares owned by any subsidiary of the Company) shall be converted into the right to receive from the Surviving Corporation cash in an amount equal to (i) $16.90 (the "Base Merger Consideration") and (ii) all Merger Consideration Adjustments (as defined in the Recapitalization Agreement) with respect to each share (other than shares referred to in clauses (x), (y) and (z) above) (clauses (i) and (ii) together, the "Merger Consideration"); and


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     WHEREAS, pursuant to Section 3.06 of the Indenture, the parties hereto are entering into this Second Supplemental Indenture to provide that the holder of each Convertible Security outstanding at the time of the Merger shall have the right thereafter, during the period such Convertible Security shall be convertible as specified in Section 3.01 of the Indenture, to convert such Convertible Security only into the Merger Consideration receivable at the effective time of the Merger by a holder of common shares of the Company and as adjusted thereafter pursuant to the Recapitalization Agreement; and


     WHEREAS, pursuant to Section 11.01 of the Indenture, the Company and the Trustee may enter into this Second Supplemental Indenture without the consent of any holders of the Convertible Securities; and


     WHEREAS, this Second Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company; and


     NOW, THEREFORE, the Company hereby covenants and agrees with the Trustee for the equal and proportionate benefit of all holders of the Convertible Securities, as follows:


                                   ARTICLE ONE

                      CONVERSION OF CONVERTIBLE SECURITIES

     Section 1.1. Amendment of Certain Sections of Indenture. Subject to the other provisions hereof, and pursuant to Section 11.01(f) of the Indenture, the Indenture is hereby amended and supplemented in the following respects:

          (a) Section 3.05 of the Indenture is hereby amended and supplemented by adding the following at the end thereof:


          "(j) From and after the effective time of the merger (the "Merger") pursuant to the Recapitalization Agreement dated as of August 1, 2000, as amended, by and between the Company and Riverside Company LLC, a Delaware limited liability company (the "Recapitalization Agreement"), the holder of each Convertible Security then outstanding shall have the right thereafter, during the period such Convertible Security shall be convertible as specified in Section 3.01, to convert each such Convertible Security only into


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     (i) $16.90 (the "Base Merger Consideration") and (ii) all Merger
     Consideration Adjustments (as defined in the Recapitalization Agreement) with respect to each Exchanged Share (as defined in the Recapitalization Agreement) (clauses (i) and (ii) together, the "Merger Consideration"); provided, however, that at such time after the Merger that any holder of Convertible Securities elects to convert such Convertible Securities pursuant to this Section 3.05(j), the Trustee shall notify the Company of such election and the Company shall provide to the Trustee, a certification (in the form of an Officer's Certificate) as to the amount of Merger Consideration then owed to such holder."


                                   ARTICLE TWO

                                  MISCELLANEOUS


     Section 2.1. Effect of Second Supplemental Indenture. Upon the execution and delivery of this Second Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby; provided, however, that Article 1 of this Second Supplemental Indenture shall be effective only upon the effectiveness of the Merger.

     Section 2.2. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

     Section 2.3. Indenture and Second Supplemental Indenture Construed Together. This Second Supplemental Indenture is an indenture supplemental to the Indenture, and forms a part of the Indenture for all purposes.

     Section 2.4. Conflict with Trust Indenture Act. If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision included in the Indenture or this Second Supplemental Indenture which is required to be included in the Indenture or this Second Supplemental Indenture, as the case may be, by any of Sections 310 through 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

     Section 2.5. Separability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality


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and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 2.6. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 2.7. Benefits of Second Supplemental Indenture, Etc. Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

     Section 2.8. Successors and Assigns. All covenants and agreements in this Second Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     Section 2.9. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

     Section 2.10. Certain Duties and Responsibilities of the Trustee. In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

     Section 2.11. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     Section 2.12. Counterparts. This Second Supplemental Indenture may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                            [Signature Page Follows]



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     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Indenture to be duly executed and attested, all as of the date and year first above written.


                               MASCOTECH, INC.


                               By:
                                        ----------------------------------------
                               Title:
                                        ----------------------------------------


Attest:

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Title:
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                                BANK ONE TRUST COMPANY, N.A. (as successor in
                                interest to THE FIRST NATIONAL BANK OF CHICAGO), as Trustee


                                By:
                                         ---------------------------------------
                                Title:
                                         ---------------------------------------


Attest:


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Title:
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